UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

Greenwood Hall, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-184796	99-0376273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6230 Wilshire Blvd, Suite 136, Los Angeles, California	90048
(Address of principal executive offices)	(Zip Code)

(310) 907-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On September 20, 2017, Greenwood Hall, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement with Power Up Lending Group Ltd. (“Power Up”) pursuant to which the Company issued to Power Up a Convertible Promissory Note (the “Note”) in the principal amount of $53,000.00.

The Note accrues interest at a rate of 12% per annum, and matures on June 30, 2018. The principal amount and interest accrued on the Note are convertible into common stock of the Company, par value $0.001 per share (“Common Stock”), in whole or in part, at the option of Power Up, at a price per share equal to 55% multiplied by the Market Price of the Common Stock, representing a discount rate of 45%. The “Market Price” means the lowest closing bid price for the Common Stock during the 25 trading day period immediately preceding the date of conversion of Power Up.

The Note was issued in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. In determining that the issuance of the Note qualified for an exemption under Rule 506 of Regulation D, the Company relied on the following facts: (i) the purchaser of the Note was an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act, and (ii) the Company did not use any form of general solicitation or advertising to offer the Note.

The foregoing summary of the transactions contemplated by the Securities Purchase Agreement and the Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement and the Note, which are attached as Exhibits 10.1 and 10.2 hereto, and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement by and between Greenwood Hall, Inc. and Power Up Lending Group Ltd., dated September 20, 2017
10.2	Convertible Promissory Note, dated September 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD HALL, INC.
Date: October 9, 2017
	By:	/s/ William Bradfield
Name: William Bradfield
Title: Chief Executive Officer

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